UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2013, Chris Huntington, Chief Operating Officer of Symmetry Surgical, left Symmetry Medical, Inc. Under his Executive Benefit Agreement, he received certain severance benefits, including one year of salary, a pro rata bonus (as determined after fiscal 2013) and COBRA matching payments. In light of his many years of strong performance for the Company, the Board of Directors also agreed to vest a pro rata amount of Mr. Huntington’s unvested restricted stock, reflective of the time he worked during the vesting period for each grant. Of the 43,996 shares unvested at the time of departure, 24,320 were vested and the remainder, 19,676 were forfeited. 50% of those vesting will vest now and the other 50% will vest May 31, 2014.

A copy of Mr. Huntington’s Executive Benefit Agreement is being furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	A copy of Mr. Huntington’s Executive Benefit Agreement is attached as Exhibit 99.1.

________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: May 31, 2013	Name: Fred L. Hite
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	A copy of Mr. Huntington’s Executive Benefit Agreement.